AMENDMENT AND ASSIGNMENT OF EMPLOYMENT AGREEMENT

AMENDMENT AND ASSIGNMENT OF EMPLOYMENT AGREEMENT (this “Amendment”), dated as of May 24, 2007, by and among MSTI Holdings, Inc., a Delaware corporation (“Holdings”), Microwave Satellite Technologies, Inc., a New Jersey corporation and a wholly owned subsidiary of Holdings (“MST”), and Frank T. Matarazzo (“Executive”).

WHEREAS, MST and Executive have entered into that certain Employment Agreement, dated as of January 31, 2006 (the “Agreement”);

WHEREAS, MST and Executive wish to amend certain terms and conditions of the Agreement and to assign MST’s obligations, right, title, interest in, to and under the Agreement to Holdings, Holdings agrees to assume and accept such assignments and Executive consents to such assignment.

NOW THEREFORE, Holdings, MST and Executive agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2. Assignment and Assumption. MST does hereby assign (the “Assignment”) unto Holdings all of its obligations, right, title, interest in, to and under the Agreement. Each of the undersigned consents to the Assignment.

3. Amendment.

(a) Section 2 of the Agreement is hereby amended by deleting the reference to the date “December 31, 2008” and replacing it with the date “December 31, 2011.”

(b) Section 3(a) of the Agreement is hereby amended by deleting the reference to the amount “Two Hundred Fifty Thousand Dollars ($250,000)” and replacing it with the amount “Three Hundred Thousand Dollars ($300,000).”

4.  Ratification. Except as specifically amended and assigned hereby, nothing herein contained shall otherwise modify, reduce, amend or otherwise supplement the terms and provisions of the Agreement, which shall remain in full force and effect in accordance with its terms.

5. Governing Law. This Amendment shall be governed by, and be construed in accordance with, the laws of the State of New Jersey.

6. Counterparts. This Amendment may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but both of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Holdings, MST and Executive have executed this Agreement as of the date first written above.

MSTI Holdings, Inc.

By:   /s/ Ronald W. Pickett

Name: Ronald W. Pickett
Title: President

Microwave Satellite Technologies, Inc.

By:  /s/ Keith V. Scarzafava

Name: Keith V. Scarzafava
Title: Chief Technology Officer

Executive:

/s/ Frank T. Matarazzo

Frank T. Matarazzo